UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2017

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33089 (Commission File Number)	82-0572194 (I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor New York, New York 10017 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 23, 2017, the Board of Directors (the “Board”) of ExlService Holdings, Inc. (the “Company”), in accordance with Section 7.7 of the Company’s Third Amended and Restated By-laws (the “Existing By-laws”), adopted the Fourth Amended and Restated By-laws of ExlService Holdings, Inc. (the “Fourth Amended and Restated By-Laws), which reflect the following amendments (the “Amendments”):

•	Section 3.3 of the Existing By-laws was amended to change the voting standard for the election of directors from a plurality of votes cast standard to a majority of votes cast standard in uncontested director elections. Directors will continue to be elected by a plurality of votes cast standard in contested director elections, as specified in the amended Section 3.3. Section 3.5 of the Existing By-laws was amended to provide that an incumbent nominee in an uncontested director election who does not receive the affirmative vote of a majority of votes cast shall tender to the Board his or her resignation; and

•	Refining or clarifying revisions or additions to other sections of the Existing By-laws in connection with the above Amendments (Sections 2.9, 3.3 and 3.5) or to make certain technical corrections and clarifications to the Existing By-laws (Sections 1.4, 1.6, 1.14, 2.11.4, and 3.2).

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the text of the Amendments, which is included as Exhibit 3.1 to this report. In addition, the complete Fourth Amended and Restated By-laws is included as Exhibit 3.2 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

3.1	Amendments to the Company’s Third Amended and Restated By-laws effective February 23, 2017
3.2	Fourth Amended and Restated By-laws of ExlService Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: February 28, 2017	By:	/s/ Nancy Saltzman
	Name:	Nancy Saltzman
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

3.1	Amendments to the Company’s Third Amended and Restated By-laws effective February 23, 2017
3.2	Fourth Amended and Restated By-laws of ExlService Holdings, Inc.